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                                                                    EXHIBIT 5.01


                       [LETTERHEAD OF FENWICK & WEST LLP]

                                 August 5, 1999

VERITAS Software Corporation
1600 Plymouth Street
Mountain View, CA  94043

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-1 (File Number 333-83775) (the "REGISTRATION STATEMENT") filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about July 27, 1999 in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale of: (a) a number of shares which is indeterminate at the date of this opinion and which, for the purposes of this opinion, is assumed not to exceed 15,000,000 shares (the "STOCK"), issuable by you upon the conversion of $662,000,000 aggregate principal amount at maturity convertible subordinated notes due 2006 (the "NOTES"); and (b) the Notes.

      In rendering this opinion, we have examined the following:

      (1) your registration statement on Form S-1 (File Number 333-80851), as amended, filed with the Commission on June 17, 1999, together with the Exhibits filed as a part thereof;

      (2) your registration statement on Form S-4, as amended (File Number 333-76531) filed with the Commission on April 19, 1999, together with the Exhibits filed as a part thereof;

      (3) your registration statement on Form 8-A (File Number 000-26247), as amended, filed with the Commission on June 2, 1999;

      (4) the Registration Statement, together with the Exhibits filed as a part thereof and the Exhibits incorporated therein by reference;

      (5)   the Prospectuses prepared in connection with the Registration
            Statement;

      (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books
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            of your predecessor, VERITAS Operating Corporation, a Delaware corporation ("VOC"), that are in our possession;

      (7) the stock records that you have provided to us (consisting of a certificate from your transfer agent dated August 4, 1999 verifying the number of your issued and outstanding shares of capital stock as of August 3, 1999 and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated August 4, 1999 verifying the number of such issued and outstanding securities); and

      (8) a Management Certificate addressed to us and dated of even date herewith.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

      In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

      In connection with our opinion expressed below, we have assumed that, if the number of shares issuable upon conversion of the Notes is adjusted in accordance with with that certain form of Indenture by and among you, VOC and State Street Bank and Trust Company of California, N.A. filed as an Exhibit to the Registration Statement (the "INDENTURE"), any

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necessary increase in the number of shares of Common Stock authorized in the
Company's Certificate of Incorporation (listed as an exhibit to the Registration Statement) will be made when and if required.

      Based upon the foregoing, it is our opinion that the Stock to be issued by you upon conversion of the Notes, when issued in accordance with and in the manner referred to in the relevant Prospectus associated with the Registration Statement and the Indenture, and when evidenced by appropriate certificates that have been properly executed and delivered, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

      This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                    Very truly yours,

                                    FENWICK & WEST LLP

                                    By: /s/ HORACE L. NASH
                                        ----------------------------------------
                                        Horace L. Nash, a Partner